Exhibit 99.1
Republic Property Trust Reports 2007 First Quarter Results
Herndon, VA, May 3, 2007 – Republic Property Trust (the “Company”) (NYSE: RPB), a self-administered and self-managed real estate investment trust, today announced its results for the three months ended March 31, 2007. Net loss for the three months ended March 31, 2007 was $2.8 million and funds from operations (“FFO”) for the same period was $2.8 million.
Financial statements and exhibits included in this release reflect the results of the Company for the three months ended March 31, 2007 and 2006.
At March 31, 2007, the Company owned 13 operating properties, comprising 24 buildings, and one redevelopment project in the Greater Washington, D.C. metropolitan area, through its approximate 88% ownership in Republic Property Limited Partnership, its Operating Partnership.
Mark R. Keller, Chief Executive Officer of Republic Property Trust, said, “During the first quarter of 2007 the Company focused on strengthening core operations, continuing to lease vacant space, commencing the redevelopment of 1129 20th Street and moving forward with the build-out of the XO Communications space at Presidents Park.”
Financial Results
Net loss for the 2007 first quarter was $2.8 million, compared to net income of $61,000 for the same period in 2006.
Comparability between periods was impacted by changes in the portfolio during the period. The Company acquired WillowWood I and II in May 2006, Republic Park 8 in September 2006 and our redevelopment project, 1129 20th Street, NW in February 2007. The remaining ten properties in the portfolio were owned at all times during each of the 2007 and 2006 first quarters.
Other significant changes in results occurred due to the following factors:
•	Management and development fees are primarily related to the fee revenue the Company earned from the various management and development agreements contributed by related parties in connection with the initial public offering and formation transactions. In April 2007, the Company received a notice terminating the development and management services rights to provide fee-based development and management services with respect to its related party agreements. As a result of the termination of these agreements, the Company does not expect to have significant management and development fees, or the related costs, in the future. Management and development fees earned with respect to the contributed agreements amounted to $1.3 million in the first quarter of 2007.

These fees consist of $0.1 million in management fees from Portals I, II and III, $0.3 million in asset management fees from Portals Development Associates, $0.5 million in payroll reimbursements for our employees performing these services and $0.4 million in development fees from Portals III and Republic Square I. Included in management and development fees are $0.5 million relating to the construction and management of the build-out of a space for one of the tenants located at the Republic Building during the first quarter of 2007. Costs amounting to $0.4 million relating to this revenue are reflected in cost of management and development fees.

•	Real estate tax expense increased due to increased tax assessments across the portfolio.

•	Depreciation and amortization decreased as a result of tenants that have vacated several of our properties and, as a result, intangible assets were fully depreciated in 2006. Further, lower amortization of intangible management and development contracts occurred in 2007 due to the impairment of the majority of these agreements at the end of 2006.

•	General and administrative expenses increased primarily due to the 2007 executive compensation plan that was not in place in 2006 and increased legal costs related to current litigation. These litigation costs amount to approximately $0.6 million in the first quarter of 2007. Partially offsetting these increases are $0.5 million of costs incurred during the first quarter of 2006, which are reflected in general and administrative expense, in connection with the termination of the credit facility commitment with Lehman Brothers.

•	Management and development agreement write-offs are related to the impairment of development service agreements contributed to the Company in connection with the IPO and formation transactions. The Company recorded intangible assets of $1.9 million for these contracts in connection with the IPO. In April 2007, the Company received a notice terminating the development and management services rights to provide fee-based development and management services with respect to its related party agreements. Due to the receipt of these termination notices, in the first quarter 2007 financial close, the Company wrote off to management and development agreement write-off expense approximately $0.1 million with respect to the Portals III and Republic Square I Development Agreements. In addition to the impairment charges, the Company recorded $0.1 million of amortization expense during the first quarter of 2007. The Company has fully written off all intangible assets related to these agreements as of March 31, 2007.

•	Interest expense increased primarily due to financing Republic Park 1-7 in September 2006 and borrowing on the Company’s line of credit related to purchasing 1129 20th Street which were partially offset by savings on the Presidents Park debt that was paid off during the second quarter of 2006.
Net loss for the 2007 first quarter totaled $2.8 million, or $0.11 per share (basic and diluted). Weighted average shares outstanding for the quarter were approximately 26.1 million (basic and diluted). Weighted average shares and units outstanding for the quarter were approximately 29.6 million (basic and diluted).

FFO for the 2007 first quarter totaled $2.8 million, or $0.09 per share, compared to $4.5 million, or $0.15 per share, for the comparable period in 2006. The changes in FFO between periods are driven by the same factors driving the changes in the Company’s net results as discussed above. A reconciliation of FFO and FFO per share to net loss and net loss per share, the comparable GAAP financial measures, can be found later in this release.
These reported results are unaudited, and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2007. However, in management’s opinion, all adjustments considered necessary for a fair presentation of these reported results have been made.
Recent Activity
On February 16, 2007, the Company acquired a 127,000 square foot office property located at 1129 20th Street, NW, Washington, D.C., for a purchase price of $61.75 million, excluding acquisition-related transaction costs. The property is a Class B office building located in the Central Business District of Washington, D.C. In connection with the sale of the building, the seller transferred complete architectural and engineering plans to totally reposition the building by, among other things, constructing a new glass façade and a two-story vertical expansion. The Company currently estimates that (i) the redevelopment and construction costs will equal approximately $32 million, excluding loan interest expense and (ii) redevelopment and construction of the property will be completed in mid-2008. When completed, the building will comprise a 10-story Class A office building consisting of approximately 176,000 net rentable square feet.
Also on February 16, 2007, in connection with the acquisition of 1129 20th Street, NW, the Company entered into a variable rate construction loan with KeyBank N.A. The maximum amount of the loan cannot exceed $74 million. The loan matures on February 16, 2010, subject to a one-year extension option.
On February 28, 2007, the Company entered into a 10-year lease with XO Communications at its Presidents Park property for 105,000 square feet. XO Communications is a facilities-based telecommunications services provider that delivers an array of telecommunications services to the telecommunications provider, business and government markets.
In April 2007, the Company received a notice terminating the development and management services rights to provide fee-based development and management services with respect to our related party agreements. As a result of the termination of these agreements, the Company does not expect to have significant management and development fees, or the related costs, in the future.
Distributions and Other Matters
A quarterly cash distribution of $0.125 per common share for the first quarter of 2007 will be paid on May 21, 2007 to shareholders of record on May 7, 2007.

Conference Call
Members of the Company’s management team will host a conference call and audio webcast, both open to the general public, at 11:00 A.M. Eastern Daylight Time on Thursday, May 3, 2007 to discuss its financial results and provide a Company update.
The conference call can be accessed by dialing 303-262-2125. A passcode is not needed for the live call. The replay will be available through May 10, 2007 by dialing 303-590-3000, passcode 11088431.
The Company will audio webcast the call, which may be accessed through the Company’s own website at www.rpbtrust.com, in the Investor Relations section. To listen to a live broadcast, access this site at least 10 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. An audio replay of the webcast will be archived in the Investor Relations section of the Company’s website under the heading Events & Webcasts for one year.
Supplemental Information
The Supplemental Package providing further information regarding the Company’s results of operations, its properties and tenants will be available prior to the quarterly conference call on the Company’s website.
About Republic Property Trust
Republic Property Trust is a fully-integrated, self-administered and self-managed real estate investment trust formed to own, operate, acquire, lease and develop primarily Class A office properties. The Company’s current portfolio is focused in the Washington, D.C. metropolitan, or Greater Washington, D.C., market.
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found later in this release and in the Company’s Supplemental Information.
Safe Harbor
Various statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “strategy”, “plan”, “project”, “believe”, “anticipate”, “intend”, “should”, “will”, “expect”, “estimate”, and similar expressions identify these forward-looking statements.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ materially from historical results or from any results expressed or implied by these forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; the Company’s ability to pay its estimated distribution at its current rate; the outcome of material litigation; the impact of potential management changes; the Company’s ability to acquire its options properties; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by it from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which discusses these and other factors that could adversely affect the Company’s results. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
For Further Information:
Republic Property Trust
Mike Green, 703-880-2900
MGreen@RPBTrust.com

Republic Property Trust — Supplemental Financial Data
Republic Property Trust
Consolidated Statements of Operations
For the Fiscal Quarters Ended March 31, 2007 and 2006

	Fiscal Quarters Ended March 31,
(Dollars in thousands except per share amounts)	2007	2006
Revenue
Rental income	$16,408	$13,325
Management and development fees and associated reimbursements	1,749	1,362

Total operating revenue	18,157	14,687

Expenses:
Real estate taxes	1,826	1,290
Property operating costs	3,266	2,510
Depreciation and amortization	6,041	4,699
Cost of management and development fees and associated reimbursements	1,156	867
General and administrative	3,330	2,331

Management and development agreement write-offs	142	—

Total operating expenses	15,761	11,697

Operating income	2,396	2,990

Other income and expense:
Interest income	84	314
Interest expense	(5,648)	(3,235)

Total other income and expense	(5,564)	(2,921)

Net (loss) income before minority interest	(3,168)	69

Minority interest	380	(8)

Net (loss) income	$(2,788)	$61

Basic and diluted (loss) earnings per common share	$(0.11)	$—

Weighted average common shares outstanding basic and diluted (in millions)	26.1	26.0

Distributions declared per common share	$0.125	$0.027

Republic Property Trust — Supplemental Financial Data
(Continued)
Reconciliations of non-GAAP financial measures
The Company calculates FFO pursuant to the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also adjusts for minority interests in its operating partnership. Accordingly, the FFO disclosed represents the operating partnership’s FFO. FFO and FFO per share are used by management, investors and industry analysts as a supplemental measure of operating performance of equity REITs. The most directly comparable GAAP measure for FFO is GAAP net income. Management believes that FFO and FFO per share are helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values historically rise or fall due to market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income, as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. Reconciliations of FFO to net loss and FFO per share to net loss per share are provided below.
Reconciliation of Funds From Operations (FFO) to Net Loss

	Fiscal Quarters ended
	March 31,
(Dollars in thousands)	2007 (1)	2006 (2)
Net (loss) income	$(2,788)	$61

Minority interest	(380)	8
Real estate depreciation and amortization	5,978	4,471

Funds From Operations	$2,810	$4,540

•	(1) The three months ended March 31, 2007 include management and development write-offs of $0.1 million and legal costs of $0.6 million related to the litigation adverse to Messrs. Richard Kramer and Steven Grigg and certain of their affiliated entities.

Republic Property Trust — Supplemental Financial Data
(Continued)

•	(2) The three months ended March 31, 2006 include $0.5 million in costs incurred in connection with the termination of the credit facility commitment with Lehman Brothers.
Reconciliation of FFO per share to Net Loss per share

	Fiscal	Fiscal
	Quarter	Quarter
	ended	ended
	March 31,	March 31,
(Dollars in thousands)	2007	2006

Net (loss) income per share	$(0.11)	$—
Real estate depreciation and amortization	0.20	0.15

Funds From Operations per Share	$0.09	$0.15